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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Amendment No. 1 on Form S-4 of Radio One, Inc. of our report dated March 8, 2001 except for Note 2, as to which the date is March 16, 2001, relating to the financial statements of Blue Chip Broadcasting, Inc., which appears in the Current Report on Form 8-K of Radio One, Inc. dated April 9, 2001.


/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
October 3, 2001